                                                                    EXHIBIT 99.1


FOR FURTHER INFORMATION:                                     TRADED:  NYSE
                                                             SYMBOL:  ELK
Richard J. Rosebery, Vice Chairman
and Chief Financial Officer
(972) 851-0510

PRESS RELEASE
FOR IMMEDIATE RELEASE


                    ELCOR REPORTS SHARPLY HIGHER FISCAL 1999
                        FIRST QUARTER SALES AND EARNINGS;
           EXPECTS CONTINUING STRONG GROWTH IN FISCAL 1999 AND BEYOND


DALLAS, TEXAS, October 16, 1998 . . . . Elcor Corporation announced today that for its first quarter ending September 30, 1998, earnings before a change in accounting principle rose 40% on a 17% gain in sales. Both sales and earnings before the accounting change set new records for any quarter.

Harold K. Work, Elcor's Chairman, President and Chief Executive Officer, said, "Sharply higher first quarter results were spearheaded by record shipments of our Roofing Products segment's Elk Prestique(R) premium laminated fiberglass asphalt shingles. Growing demand for Elk Prestique products and rapidly accelerating demand for our Conductive Coatings Division's products used in digital wireless cellular phones are expected to drive strong sales and earnings growth in fiscal 1999 and beyond."

OPERATING RESULTS

For the first quarter ending September 30, 1998, sales rose 17% to $85.9 million from $73.5 million last year. Income before a change in accounting principle rose 40% to $7,526,000, or $.56 per diluted share, from $5,394,000, or $.40 per diluted share, in the year-ago quarter.



                                                                           /more

PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 1998
Add One


In the first quarter of fiscal 1999, the company adopted Statement of Position 98-5, "Reporting on the Costs of Start-up Activities," issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants, which resulted in a $4,340,000 charge, net of tax, or $.32 per diluted share, for the cumulative effect of this accounting change. This one-time cumulative charge reduced net income for the first quarter of fiscal 1999 to $3,186,000, or $.24 per diluted share, from $5,394,000, or $.40 per diluted share, in the same quarter last year. In addition, the prior year earnings per share have been adjusted for a three-for-two stock split in November 1997.

FINANCIAL POSITION

During the first quarter ending September 30, 1998, strong cash flows from operations of $13.1 million and $2 million in cash funded $5.0 million of investments in property, plant and equipment; $5.3 million of net treasury stock repurchases and dividends; and a $4.7 million reduction in long-term debt. During this year's first quarter, Elcor's Board of Directors boosted the regular quarterly cash dividend rate by 17% to $.07 per share and authorized an additional $10 million stock repurchase program. At September 30, 1998, the company had $43 million in long-term debt, $124 million of shareholders' equity and $167 million of total capital. Long-term debt, as a percent of total capital, declined to 26% from 28% last year.




                                                                           /more

PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 1998
Add Two



OUTLOOK

Mr. Work said, "At the present time, we expect that growing demand for Elk's patented Enhanced High Definition(R) and Raised Profile(TM) Prestique premium laminated fiberglass asphalt shingles and for our Industrial Products should substantially boost fiscal 1999 sales and earnings. We expect fiscal year earnings gains to continue to reflect greater growth in our seasonally stronger first and fourth fiscal quarters. The third expansion of our conductive coatings facilities will be completed during this year's second quarter as we ramp up production of wireless digital cellular phone components to meet soaring demand. Looking ahead to the longer term, we believe the investments we have made already and are continuing to make provide Elcor with the potential to more than double earnings over the next three years and to continue strong growth in the new millennium," he concluded.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including, but not limited to its Form 10-K for the fiscal year ended June 30, 1998 and its Form 8-K dated October 16, 1998.

                                    --------

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas. Its industrial products facilities are located in Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.



                                                                           /more

PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 1998
Add Three

CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)


                                                    First Quarter                 Trailing
                                                 Three Months Ended          Twelve Months Ended
                                                    September 30,               September 30,
                                                1998          1997 (a)       1998          1997 (b)
                                              ---------      ---------     ---------      ---------
SALES                                         $  85,868      $  73,516     $ 280,530      $ 239,736
                                              ---------      ---------     ---------      ---------

COSTS AND EXPENSES:
       Cost of sales                             63,063         55,401       210,289        184,258
       Selling, general & administrative         10,272          8,805        35,983         31,662
       Interest expense, net                        559            759         2,377          1,734
                                              ---------      ---------     ---------      ---------

Total Costs and Expenses                         73,894         64,965       248,649        217,654
                                              ---------      ---------     ---------      ---------

INCOME BEFORE INCOME TAXES                       11,974          8,551        31,881         22,082
Provision for income taxes                        4,448          3,157        11,425          8,180
                                              ---------      ---------     ---------      ---------
INCOME BEFORE CHANGE IN
    ACCOUNTING PRINCIPLE                          7,526          5,394        20,456         13,902
Cumulative effect of change in
    accounting principle (c)                     (4,340)             0        (4,340)             0
                                              ---------      ---------     ---------      ---------
NET INCOME                                    $   3,186      $   5,394     $  16,116      $  13,902
                                              =========      =========     =========      =========

INCOME PER COMMON SHARE-BASIC:
    Before change in accounting principle     $    0.57      $    0.41     $    1.55      $    1.05
    Cumulative effect of change in
        accounting principle                      (0.33)          0.00         (0.33)          0.00
                                              ---------      ---------     ---------      ---------
    Net Income Per Share-Basic                $    0.24      $    0.41     $    1.22      $    1.05
                                              =========      =========     =========      =========

INCOME PER COMMON SHARE-DILUTED:
    Before change in accounting principle     $    0.56      $    0.40     $    1.52      $    1.04
    Cumulative effect of change in
        accounting principle                      (0.32)          0.00         (0.32)          0.00
                                              ---------      ---------     ---------      ---------
    Net Income Per Share-Diluted              $    0.24      $    0.40     $    1.20      $    1.04
                                              =========      =========     =========      =========

AVERAGE COMMON SHARES OUTSTANDING
    Basic                                        13,127         13,202        13,226         13,192
                                              =========      =========     =========      =========
    Diluted                                      13,333         13,444        13,485         13,370
                                              =========      =========     =========      =========

(a) Adjusted for a three-for-two stock split in November 1997.
(b) Restated for a change in accounting for inventories in fiscal 1998.
(c) Represents cumulative effect of applying AICPA AcSec Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities."

PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 1998
Add Four

CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)


                                                         September 30,
ASSETS                                                 1998        1997 (a)
------                                               --------     --------
Cash and cash equivalents                            $  3,210     $  3,242
Receivables, net                                       65,567       50,826
Inventories                                            22,471       26,688
Deferred income taxes                                   2,153        2,860
Prepaid expenses and other                              1,361        1,455
                                                     --------     --------

      Total Current Assets                             94,762       85,071

Property, plant and equipment, net                    116,866      116,582
Other assets                                            1,909        3,512
                                                     --------     --------

      Total Assets                                   $213,537     $205,165
                                                     ========     ========


                                                         September 30,
LIABILITIES AND SHAREHOLDERS' EQUITY                   1998       1997 (a)
------------------------------------                 --------     --------
Accounts payable and accrued liabilities             $ 32,314     $ 28,683
Current maturities on long-term debt                        0            0
                                                     --------     --------

      Total Current Liabilities                        32,314       28,683

Long-term debt, net                                    43,300       45,500
Deferred income taxes                                  14,044       14,276
Shareholders' equity                                  123,879      116,706
                                                     --------     --------

      Total Liabilities and Shareholders' Equity     $213,537     $205,165
                                                     ========     ========

(a) Restated for a change in accounting for inventories in fiscal 1998.

PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 1998
Add Five

CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)

                                                        For the Three Months Ended
                                                               September 30,
                                                           1998             1997
                                                        ---------         --------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                               $  3,186         $  5,394
Adjustments to net income
       Depreciation and amortization                        2,230            2,683
       Deferred income taxes                                  580              773
       Cumulative effect of accounting change               4,340                0
       Changes in assets and liabilities:
           Trade receivables                               (9,117)          (7,648)
           Inventories                                      6,351            5,518
           Prepaid expenses and other                         428            2,117
           Accounts payable and accrued liabilities         5,107              398
                                                         --------         --------

Net cash from operations                                   13,105            9,235
                                                         --------         --------

INVESTING ACTIVITIES
       Additions to property, plant & equipment            (5,037)          (1,791)
       Other                                                 (134)             (29)
                                                         --------         --------

Net cash from investing activities                         (5,171)          (1,820)
                                                         --------         --------

FINANCING ACTIVITIES
       Long-term  borrowings, net                          (4,700)          (7,100)
       Dividends on common stock                             (909)            (794)
       Treasury stock transactions and other, net          (4,355)             120
                                                         --------         --------

Net cash from financing activities                         (9,964)          (7,774)
                                                         --------         --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS       (2,030)            (359)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR              5,240            3,601
                                                         --------         --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD               $  3,210         $  3,242
                                                         ========         ========